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                                  EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-72124, 33-75068 and 33-96138 and Form S-8 No. 33- 51236,
33-42970, 33-42356, 33-54840, 33-58450, 33-43330, 33-75150, 33-90780 and
333-05825) of Isis Pharmaceuticals, Inc. of our report dated January 23, 1997, with respect to the financial statements of Isis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1996.



                                       ERNST & YOUNG LLP


San Diego, California
March 24, 1997